Exhibit 21
APTARGROUP, INC.

LIST OF SUBSIDIARIES

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

AptarGroup International L.L.C.	Delaware	100%
Seaquist Canada Ltd.	Canada	100%
PT. Aptar Indonesia	Indonesia	100%
AIGE LLC	Delaware	100%
Healthcare, Inc.	Cayman Island	30%
Healthcares HK Limited	Hong Kong	30%
Shanghai Ruipai	China	30%
Aptar Services S.A.S.	France	100%
Aptar Investment, LLC	Delaware	100%
AptarGroup International Holding S.a.r.l.	Luxembourg	100%
Aptar Ventures LLC	Delaware	100%
Aptar Queretaro S. de R.L. de C.V.	Mexico	100%
Aptar El Marqués S. de R.L. de C.V.	Mexico	100%
Aptar Ventures II LLC	Delaware	100%
Aptar Argentina S.A.	Argentina	100%
Aptar Do Brazil Embalagens Ltda.	Brazil	100%
Aptar Cali SAS	Colombia	100%
Aptar Andina SAS	Colombia	100%
Aptargroup UK Holdings Limited	United Kingdom	100%
Mega Airless Asia Limited	Hong Kong	100%
Aptar Heng Yu (Weihai) Medical Device Co., Ltd.	China	80%
Aptar Middle East DMCC	Dubai	100%
Aptar (Guangzhou) Dispensing Systems Co., Ltd.	China	100%
Gulf Closures W.L.L.	Bahrain	80%
Aptar Japan Kabushiki Kaisha (K.K)	Japan	100%
Aptar (Thailand) Ltd.	Thailand	100%
Aptar Istanbul Ambalaj Üretim Ticaret ve Sanayi A.Ş	Turkey	100%
NanoPharm Ltd.	United Kingdom	100%
RE-Company SA	Switzerland	5%
MIWA Technologies, A.S.	Czech Republic	8.87%
Aptar Europe Holding SAS	France	100%
Seaquist Closures France S.A.S.	France	100%
Graphocolor S.A.S.	France	100%
Aptar Stelmi SAS	France	100%
REBOUL SAS	France	100%
Aptar France S.A.S.	France	100%
Aptar Oyonnax S.A.S.	France	100%
CSP Technologies SAS	France	100%
Voluntis, SAS	France	100%
Aptar Ballinasloe Limited	Ireland	100%

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

Aptar Torello, S.A.	Spain	100%
Aptar Mezzovico S.A.	Switzerland	100%
Aptar UK Ltd.	United Kingdom	100%
Aptar Italia S.p.A.	Italy	100%
OOO Aptar Vladimir	Russia	100%
Aptar Suzhou Dispensing Systems Co. Ltd.	China	100%
Aptargroup Holding GmbH	Germany	100%
Desotec GmbH	Germany	23.5%
Aptar Radolfzell GmbH	Germany	100%
Aptar Freyung GmbH	Germany	100%
Aptar Czech Republic s.r.o.	Czech Republic	100%
Aptar Dortmund GmbH	Germany	100%
Aptar Menden GmbH	Germany	100%
Aptar Villingen GmbH	Germany	100%
Ningbo Jinyu Technology Industry Co., Ltd.	China	40%
Ningbo Jinyuan Packaging Co., Ltd.	China	40%
Ningbo Jinyu Precision Mold Co., Ltd.	China	40%
Ningbo Jinyu International Trading Co., Ltd.	China	40%
Ningbo Jiecheng International Trading Co., Ltd.	China	40%
Innovation Packaging Co., Ltd.	Hong Kong	40%
Zhejiang Jinyu Group Co., Ltd.	China	38%
Innovation Packaging USA Co., Ltd.	California	40%
Aptar (China) Investment Co., Ltd.	China	100%
Aptar Packaging Technology (Suzhou) Co., Ltd.	China	100%
Aptar Packaging Technology (Daqing) Co., Ltd.	China	100%
Aptar Packaging Technology (Harbin) Co., Ltd.	China	100%
Suzhou Hsing Kwang	China	49%
Suqian Hsing Kwang	China	49%
Suzhou BTY	China	49%
Jiangsu BTY	China	49%
Diary Daily Chemicals (Shanghai) Co., Ltd.	China	10%
Shanghai Shuo Mao Network Technology Co. Ltd.	China	33.96%
Sonmol Medical Equipment	China	33.96%
Aptar Government, LLC	Delaware	100%
Philson, Inc.	Connecticut	100%
Aptar Digital Health, LLC	Delaware	100%
Gateway Analytical, LLC	Delaware	100%
Genia Medical, Inc.	Florida	100%
Noble International, LLC	Delaware	100%
CSP Technologies, Inc.	Delaware	100%
Fusion Packaging I, LLC	Delaware	100%
Fusion Accelerate LLC	Texas	100%
Fusion Packaging Trading (Shanghai) Co. LTD	China	100%

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

Ningbo RO	China	100%
Aptar Singapore PTE. Ltd.	Singapore	100%
Aptar Pharma India Private Limited	India	100%
Navia Life Care Private Limited	India	10%
JBCB Holdings, LLC	Florida	100%
Gensight, LLC	Florida	100%
Kali Care, Inc.	Delaware	20%
Loop Global Holdings, LLC	Delaware	2.7%
Purecycle Technologies, LLC	Delaware	<0.01%